UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2012

CARVER BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On September 27, 2012, Carver Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accountants, and an advisory vote regarding the compensation of the Company's named executive officers. A breakdown of the votes cast is set forth below.

	For	Withheld	Broker non-votes
1. The election of Directors

Dr. Samuel J. Daniel	3,256,047	5,379	396,639

Mr. Robert R. Tarter	3,256,177	5,249	396,639

2.    The ratification of the appointment of KPMG LLP as independent public accounting firm for the Company for the fiscal year ending March 31, 2013.

For	Against	Abstain	Broker non-votes

3,638,607	6,069	13,388	0

3.    To consider and act upon an advisory, non-binding resolution regarding the compensation of the Company's named executive officers.

For	Against	Abstain	Broker non-votes

3,247,618	7,404	6,402	396,641

Item 8.01    Other Events

The Company made a presentation at its 2012 Annual Meeting of Stockholders. A copy of the presentation as presented at the 2012 Annual Meeting of Stockholders is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired. Not applicable.
(b)    Pro forma financial information. Not applicable.
(c)    Shell company transactions. Not applicable.
(d)    Exhibits.

Exhibit No.    Description

99.1        Slide presentation made at the Company's 2012 Annual Meeting of Stockholders on
September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CARVER BANCORP, INC.
September 28, 2012	By:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Financial Officer and Chief Administrative Officer